As Filed With the Securities and Exchange Commission on July 26, 2010
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
LANCE, INC.
(Exact name of registrant as specified in its charter)

North Carolina	56-0292920
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

13024 Ballantyne Corporate Place, Suite 900
Charlotte, North Carolina (Address of principal executive offices)	28277 (Zip Code)
LANCE, INC. 2007 KEY EMPLOYEE INCENTIVE PLAN
(Full title of the plan)
Rick D. Puckett
Executive Vice President, Chief Financial Officer,
Treasurer and Secretary
Lance, Inc.
Post Office Box 32395
Charlotte, North Carolina 28232-2395
(Name and address of agent for service)
704/554-1421
(Telephone number, including area code,
of agent for service)
Indicate by check mark if the registrant is a large accelerated filer, an accelerated file, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

Title	Amount	Proposed Maximum	Proposed Maximum	Amount of
of Securities to be	to be	Offering Price	Aggregate	Registration
Registered	Registered	Per Share	Offering Price	Fee
Common Stock, $.83 1/3 par value	1,500,000 shares (1)	$21.21 (2)	$31,815,000 (2)	$2,268.41

(1)	These shares are issuable under the Lance, Inc. 2007 Key Employee Incentive Plan, as amended, upon the exercise of options, the vesting of restricted stock awards or the exercise or vesting of certain other awards. The aggregate number of shares of common stock that may be issued under the registrant’s 2007 Key Employee Incentive Plan, as amended, is 3,300,000 shares, which includes 1,800,000 shares of common stock previously registered on the Registration Statement on Form S-8, File No. 333-146336, filed by the registrant on September 26, 2007. Pursuant to Rule 416 under the Securities Act of 1933, this registration statement also covers any additional securities offered or issued under the 2007 Key Employee Incentive Plan, as amended, to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and 457(h) of the Securities Act of 1933, as amended, and based on the average of the high and low prices for the Common Stock on July 22, 2010 as reported on The Nasdaq Stock Market.

EXPLANATORY NOTE
     Pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement is filed by Lance, Inc., a North Carolina corporation (the “Company” or “Registrant”), for the purpose of registering 1,500,000 additional shares of the Company’s common stock, par value $0.83-1/3 per share (the “Common Stock”), for offer and sale under the Lance, Inc. 2007 Key Employee Incentive Plan, as amended (the “2007 Plan”), pursuant to an amendment to the 2007 Plan approved by the Company’s stockholders on May 4, 2010 (the “Amendment”). After taking into account the shares added by the Amendment, the aggregate number of shares of Common Stock that may be issued under the 2007 Plan is 3,300,000, which includes 1,800,000 shares of Common Stock previously registered under the Registration Statement on Form S-8, File No. 333-146336, filed with the Securities and Exchange Commission (the “Commission”) on September 26, 2007 (the “Original Registration Statement”). Pursuant to Instruction E to Form S-8, the Company hereby incorporates the Original Registration Statement by reference.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents have been filed by the Company with the Commission (file number 0-398) and are incorporated herein by reference:
(a)	The Company’s Annual Report on Form 10-K for the fiscal year ended December 26, 2009.

(b)	The Company’s Quarterly Reports on Form 10-Q for the quarters ended March 27, 2010 and June 26, 2010 and the Company’s Current Reports on Form 8-K as filed with the Commission on January 13, 2010, May 10, 2010 and June 8, 2010.

(c)	The description of the Company’s Common Stock contained in the Company’s Registration Statement filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.
     All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents.

     The Company is not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not considered “filed” with the Commission, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K.
     Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.
Item 5. Interests of Named Experts and Counsel.
     Certain legal matters in connection with the issuance of the Common Stock being offered hereby are being passed upon for the Company by K&L Gates LLP, Hearst Tower, 214 North Tryon Street, 47th Floor, Charlotte, North Carolina 28202. At July 26, 2010, certain partners and associates of K&L Gates LLP and their spouses and minor children owned beneficially an aggregate of approximately 9,000 shares of the Common Stock of the Company.
Item 8. Exhibits.
     Reference is made to the attached Exhibit Index, which is incorporated herein by reference.

SIGNATURES
     Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on this 26th day of July, 2010.

LANCE, INC.
By	/s/ Rick D. Puckett
Rick D. Puckett
Executive Vice President, Chief Financial Officer, Treasurer and Secretary

     Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ David V. Singer David V. Singer	President and Chief Executive Officer (Principal Executive Officer) and Director	July 26, 2010

/s/ Rick D. Puckett Rick D. Puckett	Executive Vice President, Chief Financial Officer, Treasurer and Secretary (Principal Financial Officer)	July 26, 2010

/s/ Margaret E. Wicklund Margaret E. Wicklund	Vice President, Corporate Controller and Assistant Secretary (Principal Accounting Officer)	July 26, 2010

/s/ W. J. Prezzano W. J. Prezzano	Chairman of the Board of Directors	July 26, 2010

/s/ Jeffrey A. Atkins Jeffrey A. Atkins	Director	July 26, 2010

/s/ J.P. Bolduc J.P. Bolduc	Director	July 26, 2010

/s/ William R. Holland William R. Holland	Director	July 26, 2010

/s/ James W. Johnston James W. Johnston	Director	July 26, 2010

Signature	Title	Date

/s/ Dan C. Swander Dan C. Swander	Director	July 26, 2010

/s/ Isaiah Tidwell Isaiah Tidwell	Director	July 26, 2010

/s/ S. Lance Van Every S. Lance Van Every	Director	July 26, 2010

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
EXHIBITS
Item 8
FORM S-8
REGISTRATION STATEMENT
LANCE, INC.
Commission File Number 0-398
EXHIBIT INDEX

Exhibit	Description

3.1	Restated Articles of Incorporation of Lance, Inc. as amended through April 17, 1998, incorporated herein by reference to Exhibit 3 to the Registrant’s Quarterly Report on Form 10-Q for the twelve weeks ended June 13, 1998 (File No. 0-398)

3.2	Bylaws of Lance, Inc., as amended through November 1, 2007, incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on November 7, 2007 (File No. 0-398)

4.1	Lance, Inc. 2007 Key Employee Incentive Plan, as amended effective May 4, 2010, incorporated herein by reference to Annex A of the Registrant’s Proxy Statement filed on February 26, 2010 (File No. 0-398)

5	Opinion of K&L Gates LLP, filed herewith

23.1	Consent of KPMG LLP, filed herewith

23.2	Consent of K&L Gates LLP (contained in Exhibit 5), filed herewith